Exhibit 99.1

Thryv Raises SaaS Revenue Guidance, Releases ThryvPay Mobile
App and Reports First Quarter 2021 Financial Results

SaaS Revenue Grows 17% Year-Over-Year
Strong SaaS Metrics show upward trajectory of Thryv software business

DALLAS, May 13, 2021– Thryv Holdings, Inc. (NASDAQ:THRY) (“Thryv” or the “Company”), the provider of Thryv® software, the end-to-end client experience platform for growing small businesses, announced financial results for the first quarter 2021. The Company has also raised its 2021 outlook for its SaaS segment.

“Our strong Q1 performance confirms we are offering the right solution for small businesses,” said Joe Walsh, CEO and president of Thryv. “As a result of our execution, we are raising our SaaS revenue guidance for 2021 and remain well-positioned to capitalize on the market opportunity.”

Today, we announced the release of our ThryvPaySM mobile app. This easy to use mobile payment app is ideally suited to the needs of service-based businesses and is now available at no monthly charge. It also offers added convenience for our Thryv platform subscribers. We are pleased to offer this app free of charge for small businesses and provide the option for frictionless upgrades to the full Thryv platform when the time is right.”

First Quarter 2021 Financial Highlights (1):

●	U.S. SaaS revenue was $37.3 million, a 17% increase year-over-year
●	U.S. Marketing Services revenue was $227.9 million
●	Thryv International Marketing Services revenue was $15.4 million
●	Consolidated total revenue was $280.6 million
●	Consolidated net income was $36.5 million
●	Consolidated adjusted EBITDA was $104.9 million, representing an adjusted EBITDA margin of 37.4%
●	Consolidated gross profit was $182.4 million
●	Consolidated adjusted gross profit was $193.8 million
(1)	Consolidated results include Sensis results subsequent to the March 1, 2021 acquisition date.

Additional US Business Highlights

●	SaaS ARPU increased to $304 for the first quarter of 2021, compared to $240 in the first quarter of 2020
●	Total SaaS clients increased sequentially to 44.5 thousand for the first quarter of 2021
●	SaaS monthly churn was 2.5% for the first quarter of 2021, compared to 3.4% in the first quarter of 2020
●	Net Dollar Retention improved 16 percentage points to 89% at end of the first quarter of 2021, when compared to the first quarter of 2020
●	SaaS active users and usage frequency reached new all-time high as daily and weekly active users increased 44% year-over-year

●	SaaS average time-in-app reaches new all-time high and increases 103% year-over-year
●	On March 1st, the Company acquired Sensis Holdings, the leading Australian marketing services company

Outlook:
The Company is updating guidance for fiscal year 2021 as indicated below.
•	U.S SaaS revenue guidance range raised to $151 – $153 million, up from the previously announced $140 - $145 million
•	U.S Marketing Services revenue range maintained at $740 - $760 million
•
Thryv International, which reflects the acquisition of Sensis Holdings, expects revenue in the range of AUD $180 to $200 million for the 10 months of 2021 ownership (Sensis Holdings acquired March 1, 2021)

Please note:  All GAAP financials now include Sensis for the month of March 2021 only.

These statements are forward-looking and actual results may materially differ. Refer to the “Forward-Looking Statements” section below for information on the factors that could cause our actual results to materially differ from these forward-looking statements.

Earnings Conference Call Information
Thryv will host a conference call on Thursday, May 13, 2021 at 8:30 a.m. (Eastern Time) to discuss the Company's first quarter 2021 results. The conference call will be available via the Internet at www.thryv.com. There will be several slides accompanying the webcast. Please go to the website at least 15 minutes prior to the call to register, download and install any necessary software. The recorded webcast will also be available on the Company's website.

If you are unable to participate in the conference call, a replay will be available. To access the replay, please dial (800) 585-8367 or (416) 621-4642 and enter "7068595."

Final Results

Thryv Holdings, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended March 31,
	2021	2020
Revenue	$280,606	$318,570
Cost of services	98,160	117,976
Gross profit	182,446	200,594

Operating expenses:
Sales and marketing	76,540	89,292
General and administrative	41,279	49,562
Impairment charges	—	98
Total operating expenses	117,819	138,952

Operating income	64,627	61,642
Other income (expense):
Interest expense	(11,607)	(14,780)
Interest expense, related party	(4,065)	(5,150)
Other components of net periodic pension cost	453	(201)
Other expense	(1,093)	—
Income before (provision) for income taxes	48,315	41,511
(Provision) for income taxes	(11,809)	(13,409)
Net income	$36,506	$28,102

Net income per common share:
Basic	$1.10	$0.86
Diluted	$1.07	$0.80

Weighted-average shares used in computing basic and diluted net income per common share:
Basic	33,108,422	32,578,286
Diluted	34,013,480	35,026,526

Thryv Holdings, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands, except share data)
(unaudited)
	March 31, 2021	December 31, 2020
Assets
Current assets
Cash and cash equivalents	$29,841	$2,406
Accounts receivable, net of allowance of $34,557 and $33,030	354,737	296,570
Contract assets, net of allowance of $244 and $338	9,285	10,975
Taxes receivable	9,154	9,229
Prepaid expenses and other current assets	36,277	26,172
Indemnification asset	24,346	24,346
Total current assets	463,640	369,698
Fixed assets and capitalized software, net	123,281	89,044
Goodwill	679,559	609,457
Intangible assets, net	145,647	31,777
Deferred tax assets	97,941	93,099
Other assets	34,410	21,902
Total assets	$1,544,478	$1,214,977
Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$19,981	$8,927
Accrued liabilities	157,537	139,613
Current portion of unrecognized tax benefits	30,417	30,022
Contract liabilities	47,909	18,942
New Term Loan, current	70,000	—
Other current liabilities	20,324	9,896
Total current liabilities	346,168	207,400
New Term Loan, net	372,454	—
New Term Loan, related party	234,098	—
Senior Term Loan, net	—	335,683
Senior Term Loan, related party	—	113,482
ABL Facility	43,682	79,238
Leaseback obligations	54,585	54,798
Pension obligations, net	184,642	190,827
Deferred tax liabilities	30,706	508
Other liabilities	48,947	36,266
Total long-term liabilities	969,114	810,802
Commitments and contingencies
Stockholders' equity
Common stock - $0.01 par value, 250,000,000 shares authorized; 59,806,077, shares issued and 33,127,667 shares outstanding at March 31, 2021; and 59,590,422 shares issued and 32,912,012 shares outstanding at December 31, 2020	598	596
Additional paid-in capital	1,058,504	1,059,624
Treasury stock - 26,678,410 shares at March 31, 2021 and December 31, 2020	(468,613)	(468,613)
Accumulated other comprehensive income (loss)	(2,967)	—
Accumulated deficit	(358,326)	(394,832)
Total stockholders' equity	229,196	196,775
Total liabilities and stockholders' equity	$1,544,478	$1,214,977

Thryv Holdings, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)
	Three Months Ended March 31,
	2021	2020
Cash Flows from Operating Activities
Net income	$36,506	$28,102
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	19,718	37,823
Amortization of debt issuance costs	433	267
Deferred income taxes	(13,249)	(15,911)
Provision for credit losses	2,018	10,588
Provision for service credits	4,528	6,736
Stock-based compensation expense (benefit)	1,971	(6,064)
Other components of net periodic pension cost	(453)	201
Loss on early extinguishment of debt	299	—
Loss on disposal/write-off of fixed assets and capitalized software	15	2,962
Impairment charges	—	98
Non-cash loss from remeasurement of indemnification asset	—	3,801
Gain (loss) on foreign currency exchange rates	835	—
Other, net	6	—
Changes in working capital items, excluding acquisitions:
Accounts receivable	26,846	(8,921)
Contract assets	1,446	(522)
Prepaid expenses and other assets	(10,998)	(4,583)
Accounts payable and accrued liabilities	(67,458)	(33,981)
Accrued income taxes, net	9,597	30,351
Operating lease liability	(403)	(2,620)
Contract liabilities	2,547	(2,685)
Net cash provided by operating activities	14,204	45,642

Cash Flows from Investing Activities
Additions to fixed assets and capitalized software	(3,668)	(9,122)
Proceeds from the sale of building and fixed assets	—	1,502
Acquisition of a business, net of cash acquired	(174,190)	—
Net cash (used in) investing activities	(177,858)	(7,620)

Cash Flows from Financing Activities
Proceeds from New Term Loan	418,070	—
Proceeds from New Term Loan, related party	260,930	—
Payments of Senior Term Loan	(335,821)	(23,445)
Payments of Senior Term Loan, related party	(113,789)	(10,555)
Proceeds from ABL Facility	249,936	329,719
Payments of ABL Facility	(285,492)	(312,624)
Purchase of treasury stock	—	(21,770)
Other	(2,038)	(56)
Net cash provided by (used in) financing activities	191,796	(38,731)

Effect of exchange rate changes on cash and cash equivalents	(707)	—
Increase (decrease) in cash and cash equivalents	27,435	(709)
Cash and cash equivalents, beginning of period	2,406	1,912
Cash and cash equivalents, end of period	$29,841	$1,203

Supplemental Information
Cash paid for interest	$17,286	$20,802
Cash paid (received) for income taxes, net	$15,753	$(1,031)

	Three Months Ended March 31, 2021
	Marketing Services	SaaS	Thryv International	Total
Revenue	$227,933	$37,251	$15,422	$280,606
Segment EBITDA	98,631	316	5,986	104,933

Non-GAAP Measures
Our results included in this press release include Adjusted EBITDA and Adjusted Gross Profit, which are not presented in accordance with U.S. generally accepted accounting principles (“GAAP”). These non-GAAP measures are presented for supplemental informational purposes only and are not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Please refer to the supplemental information presented in the tables below for a reconciliation of Adjusted EBITDA to Net income, and Adjusted Gross Profit to gross profit. Both Net income and Gross profit are the most comparable GAAP financial measure to Adjusted EBITDA and Adjusted Gross Profit, respectively.

We believe that these non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and future prospects and allow for greater transparency with respect to important metrics used by our management for financial and operational decision-making. We believe that these measures provide an additional tool for investors to use in comparing our core financial performance over multiple periods with other companies in our industry. However, it is important to note that the particular items we exclude from, or include in, our non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies in the same industry.

The following is a reconciliation of Adjusted EBITDA to its most directly comparable GAAP measure, Net income (in thousands):

	Three Months Ended March 31,
	2021	2020
Reconciliation of Adjusted EBITDA
Net income	$36,506	$28,102
Interest expense	15,672	19,930
Provision for income taxes	11,809	13,409
Depreciation and amortization expense	19,718	37,823
Loss on early extinguishment of debt	299	—
Restructuring and integration expenses (1)	9,234	9,845
Transaction costs (2)	10,546	6,534
Stock-based compensation expense (benefit) (3)	1,971	(6,064)
Other components of net periodic pension (benefit) cost (4)	(453)	201
Non-cash loss from remeasurement of indemnification asset (5)	—	3,801
Impairment charges	—	98
Other (6)	(369)	(900)
Adjusted EBITDA	$104,933	$112,779

(1)
For the three months ended March 31, 2021 and 2020, expenses relate to periodic efforts to enhance efficiencies and reduce costs, and include severance benefits, loss on disposal of fixed assets and capitalized software, and costs associated with abandoned facilities and system consolidation.

(2)	Expenses related to the Company's direct listing, Sensis acquisition and other transaction costs.

(3)
Company records stock-based compensation expense related to the amortization of grant date fair value of the Company’s stock-based compensation awards. Additionally, stock-based compensation expense includes the remeasurement of these awards at each period end.

(4)
Other components of net periodic pension cost is from our non-contributory defined benefit pension plans that are currently frozen and incur no additional service costs. The most significant component of other components of net periodic pension cost relates to the mark to market pension remeasurement.

(5)
In connection with the YP Acquisition, the seller provided the Company indemnity for future potential losses associated with certain federal and state tax positions taken in tax returns filed by the seller prior to the Acquisition Date.

(6)
Other primarily includes expenses related to potential non income-based tax liabilities. Additionally, during the three months ended March 31, 2021, other includes foreign exchange related expense of $0.8 million.

The following is a reconciliation of Adjusted Gross Profit, to its most directly comparable GAAP measure, Gross profit (in thousands):

	Three Months Ended March 31,
	2021	2020
Reconciliation of Adjusted Gross Profit
Gross profit	$182,446	$200,594
Plus:
Depreciation and amortization expense	11,244	18,355
Stock-based compensation expense (benefit)	81	(316)
Adjusted Gross Profit	$193,771	$218,633

Forward-Looking Statements
Some statements included in this release constitute forward-looking statements. Statements that include the words “may”, “will”, “could”, “should”, “would”, “believe”, “anticipate”, “forecast”, “estimate”, “expect”, “preliminary”, “intend”, “plan”, “project”, “outlook”, “future”, “forward”, “guidance” and similar statements of a future or forward-looking nature identify forward-looking statements. These statements are not guarantees of future performance. Forward-looking statements provide current expectations with respect to our financial performance and future events with respect to our business and industry in general. Forward-looking statements are based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. We believe that these factors include, but are not limited to, the risks related to the following: risks related to the ongoing COVID-19 pandemic, the Company’s ability to maintain adequate liquidity to fund operations; the Company’s future operating and financial performance; the Company’s ability to consummate acquisitions, or, if consummated, to successfully integrate acquired businesses into the Company’s operations, the Company’s ability to recognize the benefits of acquisitions, or the failure of an acquired company to achieve its plans and objectives; limitations on our operating and strategic flexibility and the ability to operate our business, finance our capital needs or expand business strategies under the terms of our credit facilities; our ability to retain existing business and obtain and retain new business; general economic or business conditions affecting the markets we serve; declining use of print yellow page directories by consumers; our ability to collect trade receivables from clients to whom we extend credit; credit risk associated with our reliance on small and medium sized businesses as clients; our ability to attract and retain key managers; increased competition in our markets; our ability to obtain future financing due to changes in the lending markets or our financial position; our ability to maintain agreements with major Internet search and local media companies; reduced advertising spending and increased contract cancellations by our clients, which causes reduced revenue; and our ability to anticipate or respond effectively to changes in technology and consumer preferences. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by such cautionary statements.

If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. For these reasons, we caution you against relying on forward-looking statements. All forward-looking statements included in this press release are expressly qualified in their entirety by the foregoing cautionary statements. These forward-looking statements speak only as of the date hereof and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Thryv Holdings, Inc.

Thryv Holdings, Inc. owns the easy-to-use Thryv® end-to-end customer experience software built for growing small to medium sized businesses (SMBs) that helps over 40,000 SaaS clients with the daily demands of running a business. With Thryv®, SMBs can get the job, manage the job and get credit. Thryv’s award-winning platform provides modernized business functions, allowing SMBs to reach more customers, stay organized, get paid faster and generate reviews. These functions include building a digital customer database, automated marketing through email and text, updating business listings across the internet, scheduling online appointments, sending notifications and reminders, managing ratings and reviews, generating estimates and invoices, and processing payments.

Thryv supports franchise operators and multi-location business owners with Hub by Thryv™, a software console that enables businesses managers to oversee their operations using the Thryv® software.

Thryv also connects local businesses to consumer services through our search, display and social media management products, our print directories featuring The Real Yellow Pages® tagline, and our local search portals, which operate under the DexKnows.com®, Superpages.com® and Yellowpages.com URLs and reach some 35 million monthly visitors. For more information about the company, visit thryv.com.

Thryv delivers business services to more than 400,000 SMBs worldwide that enable these SMBs to compete and win in today’s economy.

On March 1, 2021, Thryv announced it closed the acquisition of Sensis, Australia’s leading digital, marketing and directory services provider, which helps Australians connect and engage through its leading platforms, digital consumer businesses (Yellow, White Pages, True Local and Whereis), search engine marketing and optimization services, website products, social, data and mapping solutions, and through its digital agency Found. Sensis is also Australia’s largest print directory publisher including the Yellow and White Pages.

Headquartered in Melbourne, Sensis has a sales presence in all states and territories across Australia.

Media Contact:
Paige Blankenship
Thryv, Inc.
972.453.3012
paige.blankenship@thryv.com

Will Clarke
Sensis
+61 (0) 488 345 464
Will.clarke@sensis.com.au

Investor Contacts:
Cameron Lessard
Thryv, Inc.
214.773.7022
cameron.lessard@thryv.com

KJ Christopher
Thryv, Inc.
972.453.7068
kj.christopher@thryv.com

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